SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MOSCOW CABLECOM CORP.

(Name of Registrant as Specified in Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Moscow CableCom Corp.

405 Park Avenue, Suite 1203
New York, New York 10022

_______________________________________________________

Notice of Annual Meeting of Stockholders
For the Transition Period Ended December 31, 2004
Annual Meeting of Stockholders
To Be Held May 23, 2005

_______________________________________________________

To the Stockholders of Moscow CableCom Corp.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Moscow CableCom Corp. (the “Company”) is to be held on May 23, 2005 at 1:00 p.m. at 590 Madison Avenue, 38th Floor, New York, NY, or at such other time and place to which the Annual Meeting may be adjourned or postponed, for the following purposes:

1. Election of Directors. The stockholders will be asked to elect ten members of the Board of Directors for the ensuing year.

2. Other Business. If other business is properly raised at the meeting or if we need to adjourn or postpone the meeting, you will vote on these matters too.

Holders of record of outstanding shares of the Company’s Common Stock, $.01 par value and of the Series B Convertible Preferred Stock, $.01 par value of the Company at the close of business on April 22, 2005 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Prior to the actual voting thereof, a proxy may be revoked by the person executing such proxy by filing with the Secretary of the Company an instrument of revocation, by a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

/s/ Andrew Intrater

Andrew Intrater
Chairman

Dated:

April 29, 2005
New York, New York

Moscow CableCom Corp.

405 Park Avenue, Suite 1203

New York, NY  10022

_______________________________________________________

Proxy Statement

2005 Annual Meeting of Shareholders

_______________________________________________________

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Moscow CableCom Corp., a Delaware corporation (the “Company”), of proxies for use at the 2005 Annual Meeting of Stockholders of the Company, or at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2005 Annual Meeting of Stockholders.  Proxies are being solicited from the holders of the Company’s Common Stock, $.01 par value (the “Common Stock”) and the Company’s Series B Convertible Preferred Stock, $.01 par value (the “Series B Preferred Stock”).

THE ANNUAL MEETING

Time and Place; Purposes

The Annual Meeting will be held on May 23, 2005 at 1:00 p.m. at 590 Madison Avenue, 38th Floor, New York, NY.  At the Annual Meeting, stockholders will be asked to consider and vote upon (i) the election of directors for the ensuing year (the “Election of Directors”); and (ii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The date of this Proxy Statement is April 29, 2005. This Proxy Statement and the related form of Proxy are first being mailed to holders of the Common Stock and the Series B Preferred Stock on or about April 29, 2005.

Proxies received by the Company in the proper form will be voted at the Annual Meeting, and at any adjournment or postponement thereof, as specified therein by the stockholders executing such proxies.

Voting Rights; Votes Required For Approval

The Board has fixed the close of business on April 22, 2005 (the “Record Date”) as the date for the determination of holders of the Common Stock and the Series B Preferred Stock entitled to notice of, and to vote at, the Annual Meeting.  Only holders of record of such shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of the Record Date, there were 8,831,065 shares of Common Stock and 4,500,000 shares of Series B Preferred Stock outstanding.  The holders of a majority of votes attributable to the outstanding shares of Common Stock and the Series B Preferred Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  Each share of Common Stock is entitled to one vote and each share of Series B Preferred Stock is entitled to 0.81833 of a vote, for a total of 12,513,550 possible eligible votes for the proposal set forth herein.

In accordance with the terms of our Certificate of Incorporation, holders of Common Stock and Series B Preferred Stock have cumulative voting rights.  Under cumulative voting, each such stockholder is entitled to as many votes in person or by proxy equal to the number of votes such stockholder is entitled to vote multiplied by the number of directors to be elected, and each such stockholder may cast all of such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them as such stockholder may see fit. Your proxy card indicates how many shares that you own.

Votes are counted by tellers authorized by the Company’s Board of Directors.  These tellers will canvas the stockholders present at the Annual Meeting, count their votes and count the votes represented by proxies presented. The Election of Directors requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote in the election at the Annual Meeting.

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting either by filing with the Secretary of the Company, Moscow CableCom Corp., 405 Park Avenue, Suite 1203, New York, New York 10022, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.  If you withhold your vote as to all nominees in connection with the Election of Directors, your shares will not be counted as voted, and will have no effect on the result of the vote. If you do not give instructions to your broker or nominee on how to vote in connection with the Election of Directors, your broker or nominee may vote "FOR" the Election of Directors.  Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting.

The cost of the solicitation of proxies by the Board will be borne by the Company. Proxies may be solicited by additional mailings or communications, personal interviews and telephone by the directors, officers and employees of the Company, at no additional compensation.  Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock and Series B Preferred Stock.

The Company will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of the Company’s Transition Report on Form 10-K for Ten-Month Period ended December 31, 2004, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission.  Requests should be directed by mail to Donald Miller-Jones, Secretary, Moscow CableCom Corp., 405 Park Avenue, Suite 1203, New York, New York 10022, or by phoning the Company at (212) 826-8942.

ELECTION OF DIRECTORS

Pursuant to an agreement (the “Shareholders Agreement”) between Columbus Nova Investments VIII Ltd., an affiliate of Columbus Nova Capital (which individually and collectively with other affiliates hereinafter are referred to as “Columbus Nova”), and Moscow Telecommunications Corporation (“COMCOR”), each agreed to vote all of the shares of Common Stock and Series B Stock it beneficially owns for a total of three individuals designated by COMCOR and for a total of six individuals designated by Columbus Nova.  In addition, Columbus Nova agreed to use its best efforts to ensure that the combination of the directors designated by COMCOR and those designated by Columbus Nova comprise a majority of the directors on the Board.  Columbus Nova and COMCOR also agreed that, for so long as each of them is entitled to designate at least one director, each committee of the Board shall consist of at least one director designated by Columbus Nova and one director designated by COMCOR (to the extent permitted by applicable law).

Messrs. Haft, Intrater, Isakov, Mobley and Van Valkenburg are the designees of Columbus Nova.  Messrs. Lazutkin, Serdyuk and Vladislavlev are the designees of COMCOR.  Columbus Nova retains the right to designate an additional director in the future.

In addition, Columbus Nova and COMCOR have entered into agreements with Oliver R. Grace, Jr. and James J. Pinto pursuant to which Columbus Nova and COMCOR will support each of their nominations as candidates for election to the Board of Directors for a period of time which will be the later to occur of (a) twenty-four months from the closing of the Columbus Nova financing transaction and (b) two Annual Meetings of the Company’s stockholders, to fulfill the intent of the parties that Columbus Nova and COMCOR will support Messrs. Grace and Pinto to serve as directors for a thirty-six month period after the closing.

Ten directors are to be elected at the Annual Meeting for a term of one year or until their successors shall be elected and qualified.  Unless authority is withheld, it is intended that votes will be cast pursuant to the enclosed proxy for the election of the ten nominees set forth below.  Each of the nominees is presently a member of the Board and has agreed to serve as a director if so elected.  In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which management has no reason to expect, it is intended, except when authority has been withheld, that the proxy will be voted FOR the election of such person, if any, as shall be designated by the Board.  The names of, and certain information with respect to, the persons nominated for election as directors are as follows:

ANDREW INTRATER, age 42, has been a director of the Company since January 2005.  He is the founder and Senior Partner of Columbus Nova Capital.  He has held this position since 2000.  Prior to Columbus Nova Capital, from 1993 to 2000, Mr. Intrater was the President and Chief Operating Officer of Oryx Technology Corp., a manufacturer of semiconductor testing equipment.  Mr. Intrater continues to serve on the Board of Directors of Oryx, as well as on the Boards of Directors of Integrated Energy Systems, Clareos Inc., and Ethertouch Ltd.

OLIVER R. GRACE, JR., age 51, has been a director of the Company since 1986.  He was the Company’s President and Chief Executive Officer from 1997 to January 2005, and our Chairman from June 2004 to January 2005 and from 1990 to 1997.  Mr. Grace is a director of Take-two Interactive Software, Inc. and is non-executive Chairman of Redbus Interhouse, plc.  Mr. Grace is a General Partner of The Anglo American Security Fund L.P.

JAY M. HAFT, age 68, has been a director of the Company since January 2005.  He has been a Partner of Columbus Nova Capital since 2000.  Prior to Columbus Nova Capital, from January 1988 to January 1994, Mr. Haft worked as a senior corporate partner at the law firm of Parker, Duryee, Rossoff & Haft (which ultimately merged with Reed Smith), specializing in corporate finance and mergers and acquisitions.  Prior to that, he was a senior partner with Rifkin, Radler, Dunne & Bayh.  Mr. Haft has served on approximately 30 corporate boards, including as Chairman of the Executive Committee at Emerson Radio Corporation and director at CompuCom Systems, Inc.  He is currently Chairman of the Board of DUSA Pharmaceuticals, Inc. and is on the board of the United States Russian Business Council, among others.

IVAN ISAKOV, age 31, has been a director of the Company since January 2005.  He is a Partner of Columbus Nova Capital responsible for the firm's investment activities in media and communications.  He has held this position since November 2003.  Prior to Columbus Nova Capital, from June 2001 to April 2003, Mr. Isakov served as Senior

Associate in the buyout group of Advent International, Associate in the mergers and acquisitions group at Goldman Sachs International, and Analyst in the investment banking division at Baring Brothers International, all based in London.  Mr. Isakov is the Chairman of the Board of CCTV.

VALENTIN V. LAZUTKIN, age 60, has been a director of the Company since March 2004.  Since August 2003, Mr. Lazutkin has been Deputy Chairman of “E-Moscow” Coordinating Council and Board of Directors.  From April 2002 to August 2003, he was Chairman of the Board of COMCOR, and from March 1998 to April 2002, he was Chairman of Soyuz TV and Radio Company.  He is a member of the Russian TV Academy, International TV Academy and Russian Academy of Natural Sciences.  Mr. Lazutkin is also the Director of the Russian National TV Broadcasters Association and Russian CATV Association.

WARREN L. MOBLEY, age 57, has been a director of the Company and our Chief Executive Officer since January 2005.  Mr. Mobley has over 30 years of experience managing cable TV systems around the world, including the U.S., Canada, Germany, Hong Kong and Poland.  From 2001 to 2005, Mr. Mobley consulted for several private equity funds in connection with acquisitions of cable TV properties in Europe.  From March 2000 to September 2001, Mr. Mobley served as the Chief Executive Officer of iesy, a German Level 3 & 4 cable TV operator with over one million subscribers.  From April 1998 to September 1999, Mr. Mobley was COO at At Entertainment, a leading Polish HFC cable TV operator with 1,000,000 subscribers.  Mr. Mobley has also held senior level management positions at Videotron, one of the first cable telephony operators in the world and Cox Communications, one of the leading cable TV, data and telephony multiple system operators.

JAMES J. PINTO, age 54, has been a director of the Company since 1988.  He is President of the Private Finance Group Corp., a merchant and venture capital firm, a position he has held since 1990.  He serves as an advisor or board member of various portfolio companies involved in automotive manufacturing, logistics, medical devices and software.  He previously served as Assistant to the Administrator, Law Enforcement Assistance Administration, Department of Justice, and during the Carter Administration, as Counsel to the White House Conference on Coal.

VLADIMIR A. SERDYUK, age 63, has been a director of the Company since March 2004.  Since 2001, Mr. Serdyuk has been counselor to COMCOR’s General Director on long-term planning and investment, and from 1997 to 2004 he was COMCOR’s Deputy General Director.  Mr. Serdyuk is also a director of MBTS Bank, Integra Telecom and Center-Telco, all based in Moscow, Russia.

DAVID R. VAN VALKENBURG, age 62, has been a director of the Company since January 2005.  Since 2000, he has been the Chairman of Balfour Associates, Inc., a company providing advisory services and counsel to Chief Executives, Boards of Directors, Senior Lenders, and private equity funds, and since 2004 he has also been the Chairman and President of Zero Point Corporation.  Prior to Balfour, from December 1994 to June 2000, Mr. Van Valkenburg served as the Executive Vice President of MediaOne Group, Inc., and from 1997 to1999, he also served as Chief Executive Officer and Operating Officer of TeleWest Communications plc. Mr. Van Valkenburg is a member of the National Association of Corporate Directors and of member of the Executive Committee and Board of Directors of The Cable Center.  He also serves on the Boards of NASDAQ-traded Harmonic, Inc. and MDSI, Inc., as well as several private corporations.

ALEXANDER P. VLADISLAVLEV, age 68, has been a director of the Company since March 2004.  Mr. Vladislavlev is a member of the General Council of the United Russian Party, Chairman of the Party’s Commission for International Relations and Chairman of the Unity for Russian Foundation.  From 2000 to 2003, he was an elected member of the Russian Federation Duma (Parliament) and was Chairman of its Investment Policy and Investors Rights Protection Commission.  From 1999 to 2002, he was Secretary of the Russian public political organization Fatherland.  From 1994 to 1999, Mr. Vladislavlev was Chairman of the Board of Directors of ZIL auto factory and from 1995 to 1999, he was Chairman of the Board of Directors of Alpha Cement.  Mr. Vladislavlev has previously been the First Deputy of the USSR Foreign Minister-State Minister for Foreign Trade.

Our Board of Directors recommends that you vote "FOR" the election of each of the nominees for director.

CORPORATE GOVERNANCE

Board Composition

The NASDAQ listing standards provide that the majority of the members of the board of directors of a NASDAQ listed company be “independent” as defined in NASD Rule 4200.  The Company’s Board of Directors does not meet this requirement.  The Company is relying on the exemption from this requirement set forth in NASD Rule 4350(c)(5) because it believes that it is a “Controlled Company” as defined therein as a result of the acquisition of 4,500,000 shares of our Series B Preferred Stock and warrants to purchase an additional 8,283,000 shares of Series B Preferred Stock by Columbus Nova, the Shareholders Agreement and the irrevocable proxies as described under “Principal Stockholders and Security Ownership of Management of the Company”.

Messrs. Pinto, Lazutkin, Van Valkenburg and Vladislavlev are considered to be “independent” as defined in NASD Rule 4200.

Meetings of our Board of Directors

During the Transition Period from March 1, 2004 to December 31, 2004 (the “Transition Period”), our Board of Directors held eight meetings.  During the Transition Period, except for Messrs. Lazutkin and Vladislavlev, each director attended at least seventy-five percent (75%) of the aggregate of the meetings of our Board of Directors and of the applicable committee meetings held during the period for which he was a director.  The Board has not adopted a formal policy with regard to Board members’ attendance at annual meetings. One of the nine directors then serving attended the combined Annual and Special Meeting of Stockholders held on December 15, 2004.

Executive Committee

During the Transition Period, our Board of Directors had an Executive Committee comprised of Oliver R. Grace, Jr. (Chairman), Thomas McPartland and Vladimir A. Serdyuk.  The responsibilities of the Executive Committee included the monitoring of the operating performance of ComCor-TV (“CCTV”) and to consider for approval specific requests for capital expenditures or entering into business initiatives.  There were three meetings of the Executive Committee during the Transition Period.  In January 2005, the composition of the Executive Committee was changed such that it is now comprised of Andrew Intrater (Chairman), Vladimir A. Serdyuk, Warren L. Mobley and Ivan Isakov.

Nominating and Governance Committee

Prior to June 2004, our Board of Directors did not have a Nominating Committee.  The entire Board had considered the qualifications of persons to be recommended to our stockholders for election as directors of the Company.  From June 2004 to January 2005, the Company’s Nominating and Governance Committee (the “Nominating Committee”) was comprised of Thomas McPartland, James J. Pinto and Alexander P. Vladislavlev, each of whom was an independent director as defined in the NASD listing standards.  During the Transition Period there were no meetings of the Nominating Committee.  Since January 2005, the Nominating Committee has been comprised of Jay M. Haft (Chairman), Andrew Intrater and Ivan Isakov none of whom is “independent” for purposes of the NASDAQ listing standards, but they are permitted to be members of the Nominating Committee based on the exemption for a Controlled Company as described above.

Our Board of Directors has adopted a written charter describing the functions of the Nominating Committee which can be accessed on the Company’s website at www.moscowcablecom.com.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) to assist it in the exercise of its responsibilities.  The Guidelines provide that the Nominating Committee works with the Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and its committees.  In evaluating the suitability of individual Board members, the Board considers many factors, including issues of experience, wisdom, integrity, skills such as an understanding of finance and marketing, educational and professional background, and willingness to devote adequate time to Board duties.  At all times, at least one member of the Board must meet the definition of “financial expert” set forth in the Sarbanes-Oxley Act of 2002 for service on the Company’s Audit Committee, and all members of the Board serving on the Company’s Audit Committee must meet the requirements of the NASDAQ Stock Market, Inc. and the Sarbanes-Oxley Act.  Board members are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings.  Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

The Guidelines provide that candidates nominated for election or re-election to the Board should possess the following qualifications:

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high personal and professional ethics, integrity, practical wisdom, and mature judgment;

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broad training and experience at the policy-making level in business, government, education, or technology;

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expertise that is useful to the Company and complementary to the background and experience of other Board members;

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willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

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commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

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willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Nominating Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership.  When formulating its Board membership recommendations, the Nominating Committee also considers any advice and recommendations offered by the Chief Executive Officer and the Company’s stockholders.  The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.  In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Although the Nominating Committee does not have a policy with respect to director candidates recommended by stockholders, the Guidelines provide that the Nominating Committee may consider advice or recommendations offered by the Company’s stockholders.  The Nominating Committee will consider candidates recommended by stockholders and if approved by the Board, they will be included in the proxy statement for the next election of directors.  If a stockholder wishes to recommend a candidate for election by stockholders, the recommendation must be accompanied by appropriate background information and documentation and should be sent to the chairman of the Nominating Committee.  Such nomination will be considered by the Nominating Committee.  There are no specific, minimum requirements that the Nominating Committee believes must be met by a Nominating Committee recommended candidate and there are no specific qualities or skills that the Nominating Committee believes are necessary for one or more of the Company’s directors to possess, although they should possess the general qualifications described above.  The Nominating Committee has no specific process for identifying and evaluating nominees and evaluates all nominees in the same manner, even if nominated by stockholders.

The Nominating Committee charter provides that if the Company is legally required by contract to provide third parties with the ability to nominate directors, the selection and nomination of such directors need not be subject to the Nominating Committee’s nominating and review process.  Further, the NASDAQ listing standards provide that nominating committee oversight of director nominations is not applicable in cases where the right to nominate a director legally belongs to a third party.

The agreements with Columbus Nova that resulted in the Company and CCTV entering into the $51 million equity and debt financing as described below under “Recent Events” provide for our Board of Directors to have up to eleven members and give Columbus Nova the right to nominate six directors.  In addition, the Shareholders Agreement between Columbus Nova and COMCOR provides for each party to the agreement to vote all their beneficially owned shares in favor of Columbus Nova’s nominees and three nominees designated by COMCOR, subject to each party maintaining specified ownership levels.

Audit Committee

During the Transition Period, our Board of Directors had an Audit Committee which was comprised of Louis A. Lubrano (Chairman), James J. Pinto and Thomas McPartland.  The Audit Committee is primarily concerned with the effectiveness of our audits by our independent registered public accounting firm.  Among other things, its duties include: approving the selection of independent registered public accounting firm; reviewing the scope of the audit to be conducted by them, as well as the results of their audit; reviewing the organization and scope of our internal system of financial controls; evaluating our financial reporting activities (including our Proxy Statement and Reports on Forms 10-K and 10-Q) and the accounting standards and principles that we follow; and examining other reviews covering compliance by employees with important Company policies.  The directors who serve on the Audit Committee are all “independent” for the purposes of the applicable Securities and Exchange Commission (“SEC”) rules and the NASDAQ listing standards.  Our Board of Directors has determined that none of the Audit Committee members have a relationship to the Company that may interfere with their independence from the Company and its management.  Our Board of Directors has adopted a written charter describing the functions of the Audit Committee.  This charter was included as Annex J in the Company’s proxy statement dated December 1, 2004 for its Combined Annual and Special Meeting of Stockholders which was held on December 15, 2004 and may be also accessed on the Company’s web site at www.moscowcablecom.com.  During the Transition Period, there were three meetings of the Audit Committee.  In January 2005, upon the resignations from the Board of Messrs. Lubrano and McPartland, Mr. Van Valkenburg was appointed to the Audit Committee as its Chairman.  The Board has determined that Mr. Van Valkenburg is an audit committee financial expert, as defined in the regulations of the SEC.

Compensation Committee

During the Transition Period, our Board of Directors had a Compensation Committee comprised of James J. Pinto (Chairman), Louis A. Lubrano, Thomas McPartland, and from June 2004, Alexander Vladislavlev, each of whom was an independent, non-employee director.  The Compensation Committee reviews and recommends board and executive compensation, including changes therein, and administers our stock plan and stock option plan.  There were four meetings of the Compensation Committee during the Transition Period.  In January 2005, the composition of the Compensation Committee was changed such that it is now comprised of Andrew Intater (Chairman), Vladimir A. Serdyuk and James J. Pinto.  Messrs. Intrater and Serdyuk are not “independent” for purposes of the NASDAQ listing standards, but are permitted to be members of the Compensation Committee based on the exemption for a Controlled Company as described above.

Pension Committee

During the Transition Period, our Board of Directors had a Pension Committee which was comprised of Francis E. Baker (Chairman) and Oliver R. Grace, Jr.  The Pension Committee monitors the administration of our qualified retirement plans to ensure investment management is consistent with the Pension Committee’s objectives.  There were no meetings of the Pension Committee during the Transition Period and the Pension Committee was terminated in January 2005.

Independent Committee

Until June 2004 our Board of Directors had an Independent Committee comprised of Francis E. Baker (Chairman), Louis A. Lubrano and James J. Pinto.  The Independent Committee considered and reviewed any and all transactions with our affiliates.  There were no meetings of the Independent Committee during the Transition Period.

Disinterested Directors Committee

During the Transition Period, our Board of Directors created a Disinterested Directors Committee which was comprised of James J. Pinto (Chairman), Louis A. Lubrano, Thomas McPartland and Alexander P.

Vladislavlev.  The Disinterested Directors Committee was formed to review, evaluate and negotiate the terms of the Columbus Nova financing transaction.  There were eleven meetings of the Disinterested Directors Committee during the Transition Period.  The Disinterested Directors Committee was terminated in January 2005.

Stockholder Communications

The Board of Directors has not established a process for stockholders to send communications to it because it does not believe a formal process is practical due to the limited size of the Company’s corporate staff.  However, any communication addressed to the Board of Directors, attention of the Secretary, will be brought to the attention of the Board.

Director Compensation

During the Transition Period, James J. Pinto, Thomas McPartland and Louis A. Lubrano each received 5,000 shares of the Company’s Common Stock and were paid $500 for each Board of Directors meeting which they attended in person.  Vladimir Serdyuk, Sergey Mitrikov and Alexander Vladislavlev each accrued the right to be awarded shares of Company Common Stock with a value of $15,000 or, in lieu of a grant of Common Stock, each would be paid $7,500.  In addition, $500 was paid or accrued for each Board of Directors meeting which they attended in person.  Valentin A. Lazutkin has declined to accept compensation for serving as a member of our Board.

In addition, members of the Audit Committee were paid $500 for each meeting attended in person and $250 for each meeting attended by telephone.  Members of the Compensation Committee were paid $500 for each meeting attended, and members of the Disinterested Directors Committee were paid $250 for each meeting attended.

In addition, Thomas McPartland received 3,000 shares of the Company’s Common Stock for serving as a member of the Executive Committee and 3,000 shares of the Company’s Common Stock for serving as a member of the Disinterested Directors Committee.  Louis A. Lubrano received 3,000 shares of the Company’s Common Stock for serving as a member of the Disinterested Directors Committee.  James J. Pinto received 6,000 shares of the Company’s Common Stock and a cash payment of $40,000 for serving as the Chairman of the Disinterested Directors Committee.  Vladimir A. Serdyuk has not yet accepted a grant of 3,000 shares of the Company’s Common Stock for serving as a member of the Executive Committee.

Certain Relationships and Related Party Transactions

During the Transition Period, the Company paid or accrued a total of $195,995 to Thomas L. Seifert, P.C. in legal fees for services provided by Mr. Seifert while he was an employee of entities owned or controlled by Oliver R. Grace, Jr., the Company’s former Chairman, Chief Executive Officer and President, and a current member of the Board.  The fees paid were comprised of $221,250 of fees accrued during the Transition Period, net of $25,255 of allocated costs for the use of space in the Company’s corporate offices.  Thomas L. Seifert, PC has represented to the Company that portions of the fees paid to it were in turn paid to certain of these entities that acted as his employer as reimbursement for the compensation paid to him as their employee.

Agreements with COMCOR

In March 2005, the Company’s Board of Directors ratified new 50-year agreements with COMCOR which, effective January 13, 2005, govern the terms and conditions for CCTV’s utilization of COMCOR’s fiber optic backbone network and related services.  The agreements strengthen the controls, monitoring and level of coordination between CCTV and COMCOR.  The agreements also provide for price increases for CCTV’s use of COMCOR’s secondary nodes, certain new fees and charges, and decreases in costs relating to services provided by COMCOR to support CCTV’s data transmission and Internet access services.  In connection with the Board’s ratification of the new agreements, CCTV paid COMCOR approximately $1,538,000 of previously accrued charges for which payment had been deferred in accordance with the terms of the prior agreements.  The new agreements do not provide for similar payment deferral arrangements.

At December 31, 2004 and February 29, 2004, the Company had recorded liabilities to COMCOR totaling $1,584,000 and $2,275,000 respectively relating to unpaid fees which were incurred by CCTV for lease of secondary nodes and signal delivery and data network services.  The February 29, 2004 amount was recorded at its fair value of $1,824,000 to reflect the fair value of shares of Common Stock which were subsequently issued to COMCOR in satisfaction of a portion of the overall liability to fulfill the terms of the Company’s agreements with COMCOR to acquire CCTV.  During the year ended December 31, 2004, CCTV recorded $1,316,000 of costs associated with services provided by COMCOR.

Recent Event

Columbus Nova Financing Transaction

On January 13, 2005, the Company closed on a $51 million debt and equity financing package with Columbus Nova pursuant to which the Company received $22.5 million, before taking into account transaction costs estimated to be between $3.2 million and $3.5 million, in exchange for 4,500,000 shares of newly-authorized Series B Preferred Stock issued at a price of $5.00 per share and warrants to acquire 8,283,000 shares of Series B Preferred Stock at $5.00 per share within five years of closing.  As a result of the issuance of the Series B Preferred Stock and warrants, the Shareholders Agreement and certain irrevocable proxies, Columbus Nova may be deemed as having acquired control of the Company.  The Company’s wholly-owned subsidiary, CCTV, also received $18.5 million of proceeds from a $28.5 million five-year Term Loan from Columbus Nova.  Proceeds from the Term Loan were used to repay a $4 million bridge loan entered into in connection with the financing, and to pay approximately $612,500 of fees associated with the Term Loan.  The remaining proceeds from this financing are expected to be utilized to expand CCTV’s “last-mile” hybrid fiber-coaxial network, to improve CCTV’s administrative and operating infrastructure, to allow CCTV to expand its sales and marketing activities and to meet the cash needs of both the Company and CCTV as CCTV’s recurring revenues for the delivery of broadband able services in Moscow continues to increase.

The Series B Preferred Stock issued by the Company is convertible into Common Stock on a share for share basis and does not have any payment obligations except for preference rights in the event of liquidation.  The Term Loan accrues interest which is compounded quarterly at the annual interest rate of 12%, although CCTV has the option to pay quarterly interest in cash.

The Term Loan also involved pledges of substantially all of the Company’s and CCTV’s assets, including but not limited to fixed assets, securities, the shares of all significant subsidiaries and all future revenue. The Company and CCTV also committed to compensate Columbus Nova for any currency transaction losses and expenses that may be incurred in connection with any breach of the provision of the agreements.

REPORT OF THE AUDIT COMMITTEE

In the performance of our oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the Transition Period ended December 31, 2004.

The Audit Committee has discussed with ZAO PricewaterhouseCoopers Audit (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as may be modified or supplemented.

The Audit Committee has received from and discussed with representatives of PricewaterhouseCoopers the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”.

Based on the reviews and discussions referred to above, in reliance on management and PricewaterhouseCoopers, and subject to the limitations of our role, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Transition Report on Form 10-K for the ten-month period ended December 31, 2004.

The foregoing report has been approved
by all of the members of the Audit Committee

David R. Van Valkenburg, Chairman

James J. Pinto

EXECUTIVE COMPENSATION

The following information is provided regarding the annual and long-term compensation paid or to be paid to our Chief Executive Officer and our three other most highly compensated executive officers whose compensation exceeded $100,000 with respect to the ten-month Transition Period (“TP2004”) and the fiscal years ended February 29/28, 2004 (“FY2004”), 2003 (“FY2003”) and 2002 (“FY2002”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Period	Salary ($)		Bonus ($)	All Other Compensation (4) ($)	Securities Underlying Options/SARs (#)

Oliver R. Grace, Jr. (1)	TP2004	100,000		-	95,400	0/15,000
Chairman, President and	FY2004	71,364		-	90,096	-
Chief Executive Officer	FY2003	100,000		100,000	5,231	-
	FY2002	103,846		-	3,154	-

Francis E. Baker (1)	TP2004	-	(2)	-	150,000	0/25,000
Secretary	FY2004	177,083	(3)	-	-	-
	FY2003	250,000	(3)	-	-	-
	FY2002	250,000	(3)	-	-	-

Andrew M. O'Shea (1)	TP2004	156,410		37,000	36,350	-
Chief Financial Officer	FY2004	175,000		10,000	92,692	-
	FY2003	164,743		50,000	53,210	-
	FY2002	155,231		-	4,868	-

Vitaly Spassky (1)	TP2004	109,677	(2)	14,000	25,000	95,000/0
Vice President, Business Development

(1)

Mr. Grace became Chairman of the Company on June 12, 2004.  Upon the closing of the Columbus Nova financing transaction on January 13, 2005, he resigned his position as Chairman, President and Chief Executive Officer.  Mr. Baker was also Chairman of the Company until June 12, 2004.  Upon the closing of the Columbus Nova financing transaction, he resigned as a director and also his position as the Company’s Corporate Secretary.  Mr. O’Shea resigned as Chief Financial Officer effective upon the closing of the Columbus Nova financing transaction.  Mr. Spassky joined the Company in March 2004.

(2)

In connection with the closing of Columbus Nova financing transaction on January 13, 2005, Mr. Baker was paid a success fee of $200,000, and a success fee of $25,000 was accrued for Mr. Spassky.  Such amounts are excluded from this table.

(3)

From July 2000, through mid-November 2003, Mr. Baker was compensated by ABC Moscow Broadband Communication, Ltd., in which the Company had a 25% equity interest during the period.  During this period of time, he did not receive a salary from the Company for serving as a non-employee executive officer.

(4)

For Mr. Grace, the TP2004 amount consists of $92,400 of value relating to 12,000 shares of Common Stock issued to a deferred compensation trust for Mr. Grace’s benefit and $3,000 of matching contributions into Mr. Grace’s account within the Company’s 401(k) plan.  The FY2004 amount consists of $87,500 of value relating to 12,500 shares of Common Stock issued to the deferred compensation trust for Mr. Grace's benefit and 2,596 of matching contributions into Mr. Grace’s account within the Company’s 401(k) plan.  For each of FY2003 and FY2002, the amount consists solely of matching contributions into Mr. Grace’s account within the Company’s 401 (k) plan.  For Mr. Baker, this amount consists of the value of 20,000 shares of Common Stock issued to a deferred compensation trust for Mr. Baker’s benefit.  For Mr. O'Shea, the TP2004 amount consists of $30,800 of value relating to 4,000 shares of Common Stock granted to Mr. O’Shea and $5,550 of matching contributions into Mr. O’Shea’s account within the Company’s 401(k) plan.  The FY2004 amount consists of $87,500 of value relating to 12,500 shares of Common Stock granted to Mr. O’Shea and $5,192 of contributions into Mr. O’Shea’s account within the Company’s 401(k) plan; the FY2003 amount consists of $48,200 paid for the repurchase of incentive stock options granted by our former subsidiary, The J.M. Ney Company, and $5,010 of contributions made into Mr. O’Shea’s account within the Company’s 401(k) plan; and the FY2002 amount consists solely of contributions made into Mr. O’Shea’s account within the Company’s 401(k) plan.  For Mr. Spassky, this amount consists solely of three quarterly grants of the Company’s Common Stock totaling 3,433 shares.

OPTION/SAR GRANTS IN TRANSITION PERIOD

During the Transition Period, grants of stock options or Stock Appreciation Rights (“SARs”) were made to three of the named executive officers as follows:

Individual grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in transition period	Exercise or base price ($/Sh)	Expiration date	5% ($)	10% ($)
Oliver R. Grace, Jr.(a)	15,000	11.1%	$6.67	06/30/2005	$ 31,434	$ 35,419
Francis E. Baker(a)	25,000	18.5%	$6.67	06/30/2005	$ 6,074	$ 13,648
Vitaly Spassky	95,000	70.4%	$6.61	08/19/2009	$173,491	$383,370

(a) Represent SARs granted as further described under “Compensation Committee Report on Executive Compensation.”

AGGREGATED OPTION/SAR EXERCISES IN TRANSITION PERIOD
AND TRANSITION PERIOD END OPTION/SAR VALUES

The following table sets forth certain information with respect to options/SARs exercised during the Transition Period by the individuals named in the Summary Compensation Table and unexercised options to purchase Common Stock granted under authorized stock option plans to the individuals named in the Summary Compensation Table.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Period End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Period End ($) Exercisable/ Unexercisable

Oliver R. Grace, Jr.	-	-	7,500/15,000	$17,456/$0
Francis E. Baker	-	-	20,000/25,000	$0/$0
Andrew M. O’Shea	-	-	0/0	$0/$0
Vitaly Spassky	-	-	0/95,000	$0/$0

Employment Agreements

We have established certain deferred compensation trusts for the benefit of Francis E. Baker, a former director and executive officer, and Oliver R. Grace, Jr.  The investments within the accounts continue to be our assets, subject to the claims of our general creditors until disbursements are made from the accounts to or on behalf of the beneficiaries of such trusts.  We will receive income tax deductions upon such disbursements.  At December 31, 2004, the trusts held $128,911 and $239,059 for the benefit of Mr. Baker and Mr. Grace Jr., respectively.

The Company entered into a Consulting Agreement dated May 1, 2004, as amended, with Mr. Baker pursuant to which among other things, Mr. Baker was granted 20,000 shares of the Company’s Common Stock which were placed in the deferred compensation trust for his benefit, and he was entitled to a fee of $200,000 at the closing of a fundraising event, which was paid in January 2005 upon the closing of the Columbus Nova financing transaction.  Pursuant to this agreement, Mr. Baker also received stock appreciation rights as described under “Option/SAR Grants in the Transition Period” and “Compensation Committee Report on Executive Compensation.”

As of December 31, 2004, Andrew M. O’Shea, the Company’s Chief Financial Officer until January 13, 2005, had employment agreements with the Company pursuant to which he was employed by the Company through February 28, 2005 and at an annual salary of $175,000 and additional deferred salary in the amount of $10,000 which was paid in 2005.  The agreements also provided that he had the opportunity to earn a bonus of up to $37,000 based upon having met defined goals and objectives set by the Compensation Committee.  The agreements also provided for a severance benefit equal to six months of his base salary and benefits in the event of his termination by the Company, if his position is relocated from the Greater Hartford, Connecticut area, or if his position is eliminated or reclassified to a position which he deems to be a less favorable position.  Rights to such severance benefits accrued to Mr. O’Shea effective as of January 13, 2005; however, they remain unpaid, as he has remained employed on an interim basis by the Company in a non-executive officer capacity to provide administrative and financial reporting assistance.

Mr. Vitaly Spassky is employed pursuant to an employment agreement dated February 18, 2004.  The agreement is for a term of two years ending on March 22, 2006.  It provides for Mr. Spassky’s employment as Vice President of the Company and Chief Executive Officer of its Representative Office in Moscow at a base annual salary of $140,000.  At the discretion of the Company, he is eligible for annual performance-based incentive compensation of up to 50% of his base salary while employed by the Company.  He is entitled to receive a fund-raising bonus of $25,000, based upon the closing of the Columbus Nova financing transaction.  As long as he is employed by the Company, he is entitled to receive a special bonus of $100,000 payable in shares of the Company’s Common Stock ratably in quarterly installments over three years, the number of shares to be issued will be based on the price of the Common Stock at the time of issuance.  Finally, he received a grant of 95,000 non-qualified stock options with a term of five years, which options vest ratably on the first, second and third anniversary of the date of his employment if he remains employed by the Company at that time.  In the event of a change of control pursuant to which Mr. Spassky’s employment is terminated, he will be entitled to receive, in addition to all compensation to date, a severance payment equal to five months of base salary and a prorated portion of his incentive compensation.  The Columbus Nova financing transaction did not trigger this change in control provision.

Pension Benefits

The following table sets forth the estimated aggregate annual benefit payable upon retirement or at normal retirement age for each level of remuneration specified at the listed years of service in accordance with our defined benefit plan.  The pension benefits are based on calendar year earnings and are payable in the form of a life annuity.  For calendar 2004, the maximum annual compensation limits for determining pension benefits were $205,000.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30
$100,000	$ 4,300	$ 8,600	$12,900	$17,200	$21,500	$25,800
125,000	5,863	11,725	17,588	23,450	29,313	33,175
150,000	7,425	14,850	22,275	29,700	37,125	44,550
200,000	10,550	21,100	31,650	42,200	52,750	63,300

An individual’s pension benefits at normal retirement age are equal to the greater of the following two calculations: (A) .75% of final average earnings (average annual earnings for the five consecutive years of highest earnings in the employee’s last 10 years of employment), plus .50% of final average earnings in excess of covered compensation (covered compensation equals the average of the Social Security wage base for the individual based upon his/her age) multiplied by the employee’s years of service as a qualified employee (up to a maximum of 40 years), or (B) the sum of the individual’s accrued pension benefit at December 31, 1993 calculated pursuant to (A) plus the individual’s average compensation for the years since December 31, 1993 (average compensation equals the highest average annual earnings for the five consecutive years since December 31, 1993, up to a maximum, which for calendar year 2001 was $170,000) multiplied by the percentages in (A), multiplied by the number of years of service since December 31, 1993.  Pension benefits payable upon retirement are increased by a late retirement factor due to the delay in receipt of benefits if the employee continues to work after attaining the age of 65, or are decreased by early retirement factor if a former employee elects to receive benefits as early as age 55.  Participants who terminate service after September 2003 are permitted to elect to receive an actuarially calculated lump sum payment in lieu of the monthly payments described.

Pension benefits are not reduced on account of social security benefits received by the employee.  Average earnings is the sum of the amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table.  For purposes of the Pension Plan Table, the amount used for covered compensation is for an individual born in 1957, which is roughly representative for the individuals named in the Summary Compensation Table.  The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes under the Table: Mr. Grace 13 years; and Mr. O’Shea 9 years.  Mr. Baker’s pension benefits were computed in accordance with (B) of the above formula and were enhanced by the late retirement factor pursuant to the Plan.  The estimated aggregate annual benefit being paid to Mr. Baker from the Company's defined benefit pension plan is $29,913.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is responsible for reviewing the Company’s executive compensation program and policies each year and determining the compensation of the Company’s executive officers.  During the Transition Period, the Compensation Committee’s determination on compensation of the Company’s Chief Executive Officer and other executive officers was reviewed with and approved by the entire Board.

During the Transition Period, the Compensation Committee of the Board was comprised of Messrs. James J. Pinto, Louis A. Lubrano and Thomas McPartland, each of whom was an independent director under the NASD rules.  Mr. Alexander P. Vladislavlev, who is also an independent director, was added to this committee in June 2004.

During the Transition Period, the base pay of each of the Company’s executive officers was determined on the basis of the individual’s responsibilities and performance and a comparison with salaries paid by competitors of the Company.  The bonus component of executive compensation was directly related to corporate and business unit performance.  The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers was to provide competitive salary levels and compensation incentives that attracted and retained individuals of outstanding ability in key positions that recognized individual performance and the Company’s performance relative to the performance of other companies of comparable size, complexity and quality, and that supported both the short-term and long-term goals of the Company.  The executive compensation program included elements which, taken together, constituted a flexible and balanced method of establishing total compensation for senior management.

Compensation paid to the Company’s executive officers for the Transition Period consisted primarily of salary, bonus, stock grants and contributions made by the Company in respect of its 401(k) plan.

For the Transition Period, the Compensation Committee established the compensation of Oliver R. Grace, Jr., the Chairman, President and Chief Executive Officer of the Company, using the same criteria used to determine compensation for other executive officers.  Mr. Grace was also awarded a Stock Appreciation Right with respect to 15,000 shares of the Company’s Common Stock, pursuant to which he may receive commencing upon the closing of the Columbus Nova financing transaction the positive difference between the average of the market price for the Common Stock for a 20-day period prior to exercise and $6.67.  The SAR expires June 30, 2005.

For the Transition Period, the Compensation Committee negotiated the terms of the consulting agreement with Francis E. Baker, the Company’s former non-employee Secretary pursuant to which Mr. Baker was awarded 20,000 shares of the Company’s Common Stock that were placed in a trust account for his benefit, and was paid $200,000 upon the successful closing of the Columbus Nova financing transaction.  Mr. Baker was also awarded a Stock Appreciation Right with respect to 25,000 shares of the Company’s Common Stock, pursuant to which he may receive commencing upon the closing of Columbus Nova financing transaction the positive difference between the average of the market price for the Common Stock for a 20-day period prior to exercise and $6.67.  The SAR expires June 30, 2005.

It is the opinion of the current Compensation Committee, based upon its review of the arrangements that had been put into effect for the Transition Period, that the aforementioned compensation structures provided features which properly aligned the Company’s executive compensation with corporate performance and interests of its stockholders and which offered competitive opportunities in the marketplace.  Messrs. Grace, Baker and O’Shea resigned their executive officer positions upon the closing of the Columbus Nova financing transaction.  The new Chief Executive Officer and Chief Financial Officer are being compensated in accordance with their employment contracts with the Company that were entered into in accordance with the terms of the Columbus Nova financing transaction, as disclosed in our proxy statement dated December 1, 2004.

Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance based are disallowed for publicly traded companies.  The Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program within the meaning of Section 162(m) of the Internal Revenue Code.

    The foregoing report has been
   approved by all members of the
   Compensation Committee

Andrew Intrater, Chairman

Vladimir A. Serdyuk

James J. Pinto

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

PERFORMANCE GRAPH

The following graph compares the cumulative performance of the Common Stock for the periods indicated with the performance of the NASDAQ Composite Stock Index and the NASDAQ Telecommunications Composite Stock Index, which the Company deems to be an appropriate peer index.  The comparative five-year total returns assume $100 investments made on February 29, 2000, with dividends reinvested.  The stockholder returns shown for the Company on the following table are not necessarily indicative of future stock performance.

Comparative Five-Year Total Returns

Moscow CableCom Corp., NASDAQ Composite Stock Index and
NASDAQ Telecommunications Composite Stock Index

(Performance results through December 31, 2004)

	2000	2001	2002	2003	2004	TP2004
MOCC	$100.00	$46.35	$46.95	$21.61	$49.64	$35.84
NASDAQ Composite	$100.00	$45.82	$36.87	$28.48	$43.22	$46.32
NASDAQ Telecommunications	$100.00	$34.57	$14.65	$10.33	$16.79	$17.37

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Related rules of the SEC also require such persons to furnish us with copies of all reports filed pursuant to Section 16(a) of the Exchange Act.  Based solely on our review of the copies of the reports received or written representations from certain reporting persons, we believe that all Section 16(a) reports applicable to our directors, officers and stockholders owning more than 10% of the Common Stock were timely filed with during the Transition Period ended December 31, 2004, except that Francis E. Baker, did not report a grant of 20,000 shares of Common Stock effective May 14, 2004 until October 22, 2004.  Subsequent to December 31, 2004, Vitaly Spassky, an executive officer of the Company, did not report the grant of 1,513 shares of Common Stock effective January 11, 2005 until February 8, 2005, Andrew M. O’Shea, a former executive officer of the Company, did not report the grant of 10,000 non-qualified stock options on January 13, 2005 until January 21, 2005 and Louis A. Lubrano, a former director, did not report the exercise of 3,000 stock options on January 11, 2005 until February 16, 2005.

PRINCIPAL STOCKHOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT OF THE COMPANY

Principal Stockholders and Security Ownership of Management

The following tables set forth information regarding the beneficial ownership of our Common Stock, as of April 4, 2005 by each current director, by each of our executive officers named in the “Summary Compensation Table” by each of our current executive officers, by persons who beneficially own 5% or more of the outstanding shares of Common Stock, and by all our current directors and executive officers as a group.  The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act.  It does not constitute an admission of beneficial ownership for any other purpose.

On January 13, 2005, the Company issued 4,500,000 shares of its newly-authorized Series B Preferred Stock to Columbus Nova in exchange for $5.00 per share, or aggregate consideration of $22.5 million before transaction costs, which are currently estimated to total between $3.2 million and $3.5 million.  In addition, the Company issued to Columbus Nova a warrant to acquire 8,283,000 shares of Series B Preferred Stock for an exercise price of $5.00 per share.  Each share of the Series B Preferred Stock held by Columbus Nova is entitled to 0.81833 votes, or a total of 3,682,485 votes.  This represents 29.4% of all the votes entitled to be cast at the Annual Meeting.  In addition, Columbus Nova is party to the Shareholders Agreement with COMCOR, which directly holds 4,220,879 shares of our Common Stock, or 33.7% of the votes entitled to be cast at this Annual Meeting, pursuant to which COMCOR has agreed to vote for the five nominees named by Columbus Nova and Columbus Nova has agreed to vote for the three nominees named by COMCOR.  In addition, Columbus Nova has been granted irrevocable proxies on a total of 817,515 shares of Common Stock by certain stockholders, including Oliver R. Grace, Jr., who is presently a director and was formerly our Chairman, President and Chief Executive Officer, and other former directors and officers of the Company

The combination of Columbus Nova’s purchase of the Series B Preferred Stock and the terms of the agreement governing such purchase and of the Shareholders Agreement and the irrevocable proxies described in Note 13 below may be deemed to be a change of control of the Company in favor of Columbus Nova.  As of April 4, 2005, Columbus Nova held 100% of the issued and outstanding shares of Series B Preferred Stock.

Beneficial Ownership of Common Stock
Name of Beneficial Owner	Common Stock	Exercise of Options and Warrants	Conversion of Series A Preferred Stock, Series B Preferred Stock and Debentures	Total	Percent of Common Stock	Series A Preferred Stock	Percent of Series A Preferred Stock
Officers and Directors
Andrew Intrater (1)	5,043,394	8,283,000	4,500,000	17,826,394	82.5	-	-
Oliver R. Grace, Jr. (2)	996,786	7,500	63,891	1,068,177	12.0	10,469	7.0
James J. Pinto (3)	105,976	3,000	123	109,999	1.2	-	-
Vladimir A. Serdyuk (4)	4,220,879	-	-	4,220,879	47.8	-	-
Valentin V. Lazutkin	-	-	-	-	-	-	-
Alexander R. Vladislavlev	-	-	-	-	-	-	-
Jay M. Haft (5)	5,043,394	8,283,000	4,500,000	17,826,394	82.5	-	-
Ivan Isakov (6)	5,043,394	8,283,000	4,500,000	17,826,394	82.5	-	-
David Van Valkenburg (7)	9,599	-	-	9,599	*	-	-
Warren L. Mobley (8)	-	-	-	-	-	-	-
Donald Miller-Jones (9)	-	-	-	-	-	-	-
Vitaly Spassky (10)	4,956	31,667	-	36,623	*	-	-
Francis E. Baker (11)	75,401	-	-	75,401	*	-	-
Andrew M. O’Shea (12)	23,926	10,000	-	33,926	*	-	-
All current directors and executive officers as a group (13 persons)	5,693,585	8,325,167	4,564,015	18,582,767	85.4	10,469	7.0

5% Stockholders
Columbus Nova Investments VIII Ltd. (13) P.O. Box N-7755 Nassau, Bahamas	5,038,394	8,283,000	4,500,000	17,821,304	82.5	-	-
OAO Moskovskaya Telecommunikationnaya Korporatsiya (14) Moscow, Russia	4,220,879	-	-	4,220,879	47.8	-	-
The Bank of Butterfield (15) Rose Bank Centre 14 Bermudiana Road Hamilton Bermuda	572,789	-	41,926	614,715	6.9	13,724	9.1
West Corporation (16) Exchange House P.O. Box 16, 54-58 Athol St. Douglas, Isle of Man	562,449	-	3,339	565,788	6.4	-	-

*Represents less than one percent (1%) of the Common Stock.

(1)

Andrew Intrater beneficially owns an aggregate of 17,826,394 shares of Common Stock.  Within this Common Stock amount, 5,000 shares are held directly and 17,821,394 shares are beneficially owned by virtue of Mr. Intrater being a Senior Partner at Columbus Nova, which holds 4,500,000 shares of Series B Preferred Stock which are convertible into a like number of shares of Common Stock, warrants to acquire an additional 8,283,000 shares of Series B Preferred Stock and which has voting control over 5,038,394 shares of Common Stock, all as further described in Note 13 below.

(2)

Oliver R. Grace, Jr. beneficially owns an aggregate of 1,068,177 shares of Common Stock and 10,469 shares of Series A Preferred Stock.  Within the Common Stock total, 28,700 shares are held directly; 47,500 shares are held by a corporation owned by members of Mr. Grace’s family; 94,556 shares are held in an individual retirement account for the benefit of Mr. Grace; 24,500 shares are held by the Company in a deferred compensation trust account for the benefit of Mr. Grace; 611,842 shares are held by trusts for which Mr. Grace is a possible beneficiary; 45,000 shares are held by The Anglo American Security Funds L.P., of which Mr. Grace is a general partner; 31,500 shares are held by Diversified Long Term Growth Fund L.P., of which Mr. Grace is a general partner; 89,250 shares are held by Drake Associates L.P., of which Mr. Grace is a general partner; 7,800 shares are held by Mr. Grace as trustee for trusts for which he is not a beneficiary; 12,250 are held by virtue of his serving as co-trustee of the Company’s defined benefit retirement plan; 480 shares are held by Mr. Grace’s spouse; and 3,408 shares are held in accounts for the benefit of Mr. Grace’s children, of which he is the custodian.  Mr. Grace also has beneficial ownership of 63,891 shares of Common Stock based upon the assumed conversion of 10,469 shares of Series A Preferred Stock into 31,982 shares of Common Stock and the conversion of $516,000 principal amount of the Company’s 10.5% Convertible Subordinated Debentures (the “Debentures”) into 31,909 shares of Common Stock.  Of the 10,469 shares of Series A Preferred Stock, 4,884 shares are held in accounts for the benefit of Mr. Grace’s children, of which he is the custodian; and 5,585 shares are held by trusts of which Mr. Grace is a possible beneficiary.  Of the $516,000 principal amount of Debentures, $183,000 are held directly by Mr. Grace; $17,000 are held in an individual retirement account for the benefit of Mr. Grace; $33,000 are held by Mr. Grace’s spouse and $283,000 are held by The Anglo American Security Funds L.P., of which Mr. Grace is a general partner.  Mr. Grace also holds stock options to acquire an additional 7,500 shares of Common Stock which may be issued to him within a 60-day period.  Mr. Grace disclaims beneficial ownership of all shares owned by his spouse, by him as trustee for the benefit of family members and others, by his children, and by The Anglo American Security Fund L.P., Drake Associates L.P. and Diversified Long Term Growth Fund L.P. described herein.  Included in the shares beneficially held are 477,126 shares which are subject to irrevocable proxies granted to Columbus Nova as described in Note 13 below.

(3)

James J. Pinto beneficially owns 109,099 shares of Common Stock.  Of this amount, 105,976 shares are held directly and 123 shares are beneficially owned by virtue of Mr. Pinto’s ability to convert $2,000 principal amount of the Debentures to Common Stock.  Also included in the figure set forth in the table are options to acquire 3,000 shares of Common Stock within a 60-day period.

(4)

Vladimir A. Serdyuk beneficially owns 4,220,879 shares of Common Stock all of which are beneficially owned by virtue of his position as Counselor to COMCOR’s General Director.

(5)

Jay M. Haft beneficially owns an aggregate of 17,826,394 shares of Common Stock.  Within this Common Stock amount, 5,000 shares are held directly and 17,821,394 shares are beneficially owned by virtue of Mr. Hart being a Partner at Columbus Nova, which holds Series B Preferred Stock which are convertible into an equal number of shares of Common Stock, warrants to acquire additional shares of Series B Preferred Stock and which has voting control over 5,038,394 shares of Common Stock, all as further described in Note 13 below.

(6)

Ivan Isakov beneficially owns an aggregate of 17,826,394 shares of Common Stock.  Within this Common Stock amount, 5,000 shares are held directly and 17,821,394 shares are beneficially owned by virtue of Mr. Isakov being a Partner at Columbus Nova, which holds Series B Preferred Stock which are convertible into an equal number of shares of Common Stock, warrants to acquire additional shares of Series B Preferred Stock and which has voting control over 5,038,394 shares of Common Stock, all as further described in Note 13 below.

(7)

David Van Valkenburg beneficially owns 9,599 shares of Common Stock, all of which he holds directly.

(8)

Warren L. Mobley who became the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors on January 13, 2005, holds options to acquire 406,368 shares of Common Stock.  No such options are exercisable within a 60-day period.

(9)

Donald Miller-Jones, who became the Company’s Chief Financial Officer and Secretary on January 13, 2005, holds options to acquire 406,367 shares of Common Stock.  No such options are exercisable within a 60-day period.

(10)

Vitaly Spassky beneficially owns 36,623 shares of Common Stock.  Within this Common Stock amount 4,956 shares are held directly.  Also included in this amount are 31,667 shares which are beneficially owned by virtue of stock options which are exercisable within a 60-day period.  Mr. Spassky also holds options to acquire an additional 63,333 shares of Common Stock which are not exercisable within this period.

(11)

Francis E. Baker, who until January 13, 2005 was a director of the Company and the Company’s Secretary, directly holds 75,401 shares of Common Stock of which 39,843 are subject to an irrevocable proxy granted to Columbus Nova as described in Note 13 below.

(12)

Andrew M. O’Shea, who was the Company’s Chief Financial Officer until January 13, 2005, beneficially owns 33,926 shares of Common Stock.  Of this amount, 23,000 shares are held directly, 926 shares are held in our 401(k) plan and 10,000 shares are owned by virtue of non-qualified stock options to acquire 10,000 shares of Common Stock within a 60-day period.  Included in the shares held amount are 17,929 shares which are subject to an irrevocable proxy granted to Columbus Nova, as described in Note 13 below.

(13)

Columbus Nova Investments VIII Ltd. has beneficial ownership of 17,821,394 shares of Common Stock. Of this amount, 4,500,000 shares are included by virtue of Columbus Nova’s ability to convert 4,500,000 shares of its Series B Preferred Stock into an equal number of shares of Common Stock, 8,283,000 shares are included by virtue of its ability to exercise a warrant to acquire 8,283,000 shares of Series B Preferred Stock, which, in turn, are convertible into an equal number of shares of Common Stock, 4,220,879 shares are included by virtue of the Shareholders Agreement with COMCOR and 817,515 shares are included by virtue of irrevocable proxies granted by certain other stockholders, including Oliver R. Grace, Jr. who is a director of the Company, and certain former directors and officers of the Company.

(14)

COMCOR beneficially owns 4,220,879 shares of Common Stock, all of which are held directly and all of which are subject to the Shareholders Agreement with Columbus Nova.

(15)

The Bank of Butterfield (the “Bank”) beneficially owns an aggregate 622,336 shares of Common Stock and 13,724 shares of Series A Preferred Stock as trustee of various trusts.  Of the Common Stock amount, 572,789 shares are held directly and 41,926 shares are held by virtue of the Bank’s ability, as trustee, to convert 13,724 shares of Series A Preferred Stock to Common Stock within a 60-day period.

(16)

The West Corporation ("West Corp.") beneficially owns an aggregate of 565,788 shares of Common Stock as trustee of various trusts.  Of the Common Stock amount, 562,449 shares are held directly and 3,339 shares by virtue of the ability of West Corp. to convert $54,000 principal amount of the Debentures to Common Stock within a 60-day period.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers is our independent registered public accounting firm, and has been since January 2001.

Representatives of PricewaterhouseCoopers will not be present at the Annual Meeting.

Audit Fees

The following table sets forth the fees incurred by the Company for the services of PricewaterhouseCoopers during the Transition Period and the fiscal years ended February 29, 2004 and February 28, 2003.

	TP2004	FY2004	FY2003
Audit Fees	$335,000	$236,000	$163,000
Audit-Related Fees	-	-	-
Tax Fees	16,100	30,550	30,000
All Other Fees	-	-	-
	$351,100	$266,550	$193,000

Audit fees consist of service rendered to the Company and its subsidiaries for the audits of the Company's and its subsidiaries’ annual financial statements, review of the Company's quarterly financial statements included in its Forms 10-Q, assistance with and review of documents filed with the SEC, consent letters and statutory audits.

Tax fees consist of tax compliance, tax consultations, tax examination assistance and tax preparation.  Other than as described above, the Company did not incur any other fees from PricewaterhouseCoopers during TP2004, or during fiscal years 2003 and 2004.

Our Audit Committee's pre-approval policies and procedures relating to products and services provided by our independent registered public accounting firm are set forth in the Audit Committee Charter.  The Charter requires that our Audit Committee review and approve in advance the retention of our independent registered public accounting firm.  It also requires advance approval by our Audit Committee of any non-audit services provided by our independent registered public accounting firm, except that non-audit services that in the aggregate do not exceed 5% of total fees paid by the Company during the year and that were not recognized as non-audit services at the time of engagement of the accounting firm do not require pre-approval if they are promptly brought to the attention of and approved by the Audit Committee before completion of the audit.  All of the Audit Fees and Tax Fees were pre-approved by the Audit Committee for each of the Transition Period and the fiscal years ended February 29, 2004 and February 28, 2003.

STOCKHOLDER PROPOSALS

We received no stockholder proposals during the Transition Period ended December 31, 2004.

In order to be considered for inclusion in the Proxy Statement relating to the 2006 Annual Meeting of Stockholders, we must receive any proposal by a record holder of our Common Stock or Series B Preferred Stock at our principal offices on or before January 2, 2006.  A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

FORWARD-LOOKING INFORMATION

This Proxy Statement may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may contain words such as “expects”, “anticipates”, “plans”, “believes”, “projects” and words of similar meaning.  These statements relate to our future business and financial performance, including CCTV's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for CCTV's development.  These statements are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties.  The actual outcome may differ materially from these statements.  Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of CCTV, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Transition Report on Form 10-K for the ten-month period ended December 31, 2004 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.  There may be other risks that we have not described that may adversely affect our business and financial condition.  We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present and has not been informed that any other person intends to present any matter for action at the Annual Meeting other than as discussed in this Proxy Statement.  If any other matters properly come before the meeting, it is intended that the holders of the proxy will act in accordance with their best judgment.

AVAILABLE INFORMATION

Included with the mailing of this Proxy Statement is our Annual Report for the Transition Period ended December 31, 2004, which includes our Transition Report on Form 10-K.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and in accordance therewith we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information that we file may be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically.

By order of the Board of Directors

MOSCOW CABLECOM CORP.

/s/ Donald Miller-Jones

Donald Miller-Jones
Secretary
April 29, 2005

MOSCOW CABLECOM CORP.

2005 ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Intrater and Donald Miller-Jones, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Moscow CableCom Corp., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 590 Madison Avenue, 38th Floor, New York, NY on May 23, 2005 at 1:00 p.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

1.   ELECTION OF ALL DIRECTORS

FOR ☐  WITHHOLD ALL ☐  FOR ALL EXCEPT AS NOTED BELOW  ☐

PLEASE WRITE IN THE NAME OF ANY DIRECTOR NOMINEE FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

WITHHELD: __________________________________

Andrew Intrater, Warren L. Mobley, Oliver R. Grace, Jr., Ivan Isakov, Jay M. Haft, Valentin V. Lazutkin, James J. Pinto, Vladimir A. Serdyuk, David R. Van Valkenburg and Alexander P. Vladislavlev.

2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE COUNTED AS A VOTE FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.  THE PROXIES RESERVE THE RIGHT TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS AND CAST SUCH VOTES AS THEY SEE FIT IN THEIR SOLE DISCRETION FOR ANY ONE OR MORE DIRECTOR NOMINEES UNLESS YOU HAVE WITHHELD AUTHORITY TO VOTE FOR THAT DIRECTOR NOMINEE.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.  If there is more than one trustee, all should sign. If shares are held jointly, both owners must sign.

DATED: _________________, 2005	SIGNATURE

SIGNATURE IF HELD JOINTLY

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE